Exhibit 99.1
ARGON ST, INC.
12701 Fair Lakes Circle, Fairfax, VA 22033
703.322.0881 Fax 703.322.0885
www.argonst.com

NEWS RELEASE

Argon ST Acquires Coherent Systems International, Corp.

FAIRFAX, VA——Argon ST, Inc. (NASDAQ: STST), today announced that it completed the acquisition of certain assets and liabilities of Coherent Systems International, Corp. (CSI), effective August 12, 2007, for approximately $20M in cash and debt assumption. The transaction provides potential additional consideration up to an aggregate maximum of $17.5M for CSI’s achievement of certain revenue, bookings and contract award milestones in the period from the closing date until December 31, 2008. CSI sales for the last 12 months approximated $29M.

Since the company’s founding in 2001, CSI has established itself as a leader in niche defense electronics markets by developing, integrating, and fielding complete systems for mission critical, command, control, communications, electronic warfare, and facility security solutions. CSI has utilized its competencies in engineering, software development, and systems integration, and its intimate knowledge of the conditions faced by at-war forces to deploy advanced command and control solutions, precision targeting systems, mobile communication gateways, high-performance electronic warfare systems, and aircraft sensor solutions.

CSI has built loyal customer support for its rapidly-fielded products among the United States Marine Corp, the United States Air Force, the United States Special Operations Forces, The United States Navy, and allied nations, such as the United Arab Emirates. The combination of the two companies will provide customers significant additional opportunities to leverage complementary technologies, programs, and products to improve tactical operations. CSI has significant operations in Pennsylvania, Maryland, Florida, and California.

Rick Ianieri, President and CEO of CSI commented that “The acquisition brings to CSI the many benefits of a larger business to continue our organization’s growth by transitioning our developmental programs into production. We believe there are many opportunities that CSI can now pursue with the support of Argon ST people, processes, and presence.”

Terry Collins, Argon ST’s President and CEO, stated that “CSI has a talented and proven staff especially strong on innovative and imaginative solutions to some of the most difficult challenges faced by our troops in harms way. The combination of the two companies will provide customers significant additional opportunities to leverage complementary technologies, programs, and products to improve tactical operations.”

About Argon ST, Inc.

Argon ST, Inc. designs, develops, and produces systems and sensors for the Command, Control, Communications, Computers, Intelligence, Surveillance, and Reconnaissance (C4ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), IO (Information Operations), imaging, and acoustic systems serving domestic and international markets. Argon ST has significant operations in Virginia, Pennsylvania, Florida, and California.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are based upon numerous assumptions about future conditions that could prove not to be accurate. Forward looking statements are subject to numerous risks and uncertainties, and our actual results could differ materially as a result of such risks and other factors. In addition to those risks specifically mentioned in the reports filed by the Company with the Securities and Exchange Commission (including the Company’s Form 10-K for the fiscal year ended September 30, 2006), such risks and uncertainties include, but are not limited to: the availability of U.S. and international government funding for the Company’s products and services; changes in the U.S. federal government procurement laws, regulations, policies and budgets (including changes to respond to budgetary constraints and cost-cutting initiatives); the number and type of contracts and task orders awarded to the Company; the exercise by the U.S. government of options to extend the Company’s contracts; the Company’s ability to retain contracts during any rebidding process; the timing of Congressional funding on the Company’s contracts; any government delay in award or termination of the Company’s contracts and programs; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of contract deliverables; the Company’s ability to attract and retain qualified personnel, including technical personnel and personnel with required security clearances; charges from any future impairment reviews; the future impact of any acquisitions or divestitures the Company may make; the competitive environment for defense and intelligence information technology products and services; general economic, business and political conditions domestically and internationally; and other factors affecting the Company’s business that are beyond its control. All of the forward-looking statements should be considered in light of these factors. Investors should not put undue reliance on any forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise.

CONTACT:	Victor Sellier vic.sellier@argonst.com www.argonst.com

703.995.4219